Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Country
DNOW Canada ULC	Canada
DNOW L.P.	United States
DNOW Singapore Pte. Ltd.	Singapore
DNOW UK Limited	United Kingdom
NOW Canada Holding B.V.	Netherlands
NOW Canada Holding ULC	Canada
NOW Cooperatief I U.A.	Netherlands
NOW Cooperatief II U.A.	Netherlands
NOW Holding Cooperatief U.A.	Netherlands
NOW Holding LLC	United States
NOW I LLC	United States
NOW Management, LLC	United States
NOW Netherlands B.V.	Netherlands
NOW Netherlands II B.V.	Netherlands
NOW Norway AS	Norway
NOW Singapore Holding LLC	United States
Wilson Distribution Holdings BV	Netherlands
Wilson International, Inc.	United States
Distribution NOW FZE	United Arab Emirates
WILSONCOS, L.L.C.	United States
Odessa Pumps and Equipment, Inc.	United States
Power Service, Inc.	United States
Power Transportation, LLC	United States
MacLean Electrical Group Limited	United Kingdom
MacLean International Group (Australia) Pty. Ltd.	Australia
MacLean International Group Limited	United Kingdom
North Sea Cables Limited	United Kingdom
MacLean Electrical (Australia) Pty Ltd	Australia
EcoVapor Recovery System, LLC	United States
Whitco Supply, LLC	United States
ODP Holding, LLC	United States
Trojan Rentals, LLC	United States
Trojan Hose and Supply, LLC	United States
Trojan Leasing, LLC	United States